EXHIBIT 2

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE SHARE CAPITAL OF GILDAN ACTIVEWEAR INC.transferable on the books of the Corporation only upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation. IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers. INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT CONSTITUÉE EN VERTU DE LA LOI CANADIENNE SUR LES SOCIÉTÉS PAR ACTIONS CUSIP 375916103 ISIN CA3759161035 Dated: Feb 22, 2017 Chairman of the Board Le Président du Conseil President and Chief Executive Officer Le Président et Chef de la Direction COUNTERSIGNED AND REGISTERED CONTRESIGNÉ ET IMMATRICULÉ COMPUTERSHARE TRUST COMPANY, N.A.  OR (CANTON, MA, JERSEY CITY, NJ AND COLLEGE STATION, TX) TRANSFER AGENT AND REGISTRAR AGENT DE TRANSFERT ET AGENT COMPTABLE DES REGISTRES By / Par Authorized Officer - Représentant Autorisé COUNTERSIGNED AND REGISTERED CONTRESIGNÉ ET IMMATRICULÉ COMPUTERSHARE INVESTOR SERVICES INC. SERVICES AUX INVESTISSEURS COMPUTERSHARE INC. (MONTREAL) (TORONTO) TRANSFER AGENT AND REGISTRAR AGENT DE TRANSFERT ET AGENT COMPTABLE DES REGISTRES The shares represented by this certificate are transferable at the offices of Computershare Investor Services Inc. in Montreal,QC, Toronto,ON, or Computershare Trust Company, N.A. in Canton, MA, Jersey City, NJ and College Station, TX. VOID GILDAN104598

Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Plan Agreement, dated as of February 22, 2017 (the “Rights Agreement”), between the Corporation and Computershare Investor Services Inc., as rights agent, as the same may be amended or supplemented from time to time in accordance with the terms thereof, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the registered office of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended or redeemed, may expire, may become void (if, in certain cases, they are “Beneficially Owned” by an “Acquiring Person”, as such terms are defined in the Rights Agreement, whether currently held by or on behalf of such Person or any subsequent holder) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor. SEE GRAPHIC  SECURITY INSTRUCTIONS THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.